Exhibit 2.2

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/21/2021

Work Order Item Number:	W2021062101102 - 1406863
Filing Number:	20211548920
Filing Type:	Certificate of Revival
Filing Date/Time:	06/21/2021 12:29:20 PM
Filing Page(s):	6

Indexed Entity Information:

Entity ID: C2582-2002

Entity Name: Gamma Zed Partners Corp.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
PREMIER LEGAL GROUP
1333 N BUFFALO DR STE 210, LAS VEGAS, NV 89128, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

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Commercial Recording Division
202 N. Carson Street

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application ANNUAL AMENDED (check one) List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: Gamma Zed Partners Corp. NV20021219119 NAME OF ENTITY Entity or Nevada Business Identification Number (NVID) TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT IMPORTANT: Read instructions before completing and returning this form. Please indicate the entity type (check only one): Corporation This corporation is publicly traded, the Central Index Key number is: Nonprofit Corporation (see nonprofit sections below) Limited - Liability Company Limited Partnership Limited - Liability Partnership Limited - Liability Limited Partnership Business Trust Corporation Sole Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page. CHECK ONLY IF APPLICABLE Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. 001 - Governmental Entity 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below. Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002 For nonprofit entities formed under NRS Chapter 81: entities which are Unit - owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license. Unit - owners' Association Religious, charitable, fraternal or other organization that qualifies as a tax - exempt organization pursuant to 26 U.S.C. $501(c) For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions? No - no additional form is required Yes - the "Charitable Solicitation Registration Statement" is required. The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** page 1 of 2

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: CORPORATION, INDICATE THE PRESIDENT : Kareem Mansour USA Name Country 1333 North Buffalo Drive Suite 210 Las Vegas NV 89128 Address City State Zip/Postal Code CORPORATION, INDICATE THE SECRETARY : Kareem Mansour USA Name Country 1333 North Buffalo Drive Suite 210 Las Vegas NV 89128 Address City State Zip/Postal Code CORPORATION, INDICATE THE TREASURER : Kareem Mansour USA Name Country 1333 North Buffalo Drive Suite 210 Las Vegas NV 89128 Address City State Zip/Postal Code CORPORATION, INDICATE THE DIRECTOR : Kareem Mansour USA Name Country 1333 North Buffalo Drive Suite 210 Las Vegas NV 89128 Address City State Zip/Postal Code page 2 of 2 None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X Kareem Mansour Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED Title President Date 06/21/2021

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☐ Reinstatement ☑ Revival

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Gamma Zed Partners Corp.

Entity or Nevada Business Identification Number (NVID): NV20021219119

2. Registered Agent for Service of Process: (check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

PREMIER LEGAL GROUP
Name of Registered Agent OR Title of Office or Position with Entity

Street Address	City	State	Zip Code
1333 N BUFFALO DR STE 210	LAS VEGAS	Nevada	89128

Mailing Address (If different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent: (Include "Registered Agent Acceptance/ Statement of Change" form if needed for signature)

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Debra Reade — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 06/21/2021

3. Date When Revival is to Commence:

Date when revival of charter is to commence or be effective, which may be before the date of the certificate:

4. Duration of Revival: (A date is required for entities under NRS 88)

Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. Limited Partnership under NRS 88 must indicate a date.
The corporation's existence shall be: PERPETUAL or

5.Current List :

Reinstatements: List of Officers, Managers, Managing Members, General Partners, Managing Partners,Trustee or Subscribers

Revivals: List of Officers, Managers, Managing Members, General Partners, Managing Partners or Trustee

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: PRESIDENT

Name	Country
Kareem Mansour	USA

Address	City	State	Zip/Postal Code
1333 North Buffalo Drive Suite 210	Las Vegas	NV	89128

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: SECRETARY

Name	Country
Kareem Mansour	USA

Address	City	State	Zip/Postal Code
1333 North Buffalo Drive Suite 210	Las Vegas	NV	89128

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: TREASURER

Name	Country
Kareem Mansour	USA

Address	City	State	Zip/Postal Code
1333 North Buffalo Drive Suite 210	Las Vegas	NV	89128

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

CORPORATION, INDICATE THE DIRECTOR, OR EQUIVALENT OF: Title: DIRECTOR Name Kareem Mansour Country USA Address 1333 North Buffalo Drive Suite 210 City Las Vegas NV State Zip/Postal Code 89128 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate of Reinstatement/Revival NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89 Reinstatement Revival This form must be accompanied by appropriate fees. page2 of 4 Revised: 1/1/2019

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Revival pursuant to 78.730 or 81.010: (check one) The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81. The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation. The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2). 6. Statement of Fact: (Revivals only, select one. Entities under NRS 84 cannot revive) Revival pursuant to 80: The undersigned declare that the corporation desires to revive its qualification to do business and is, or has been, organized and carrying on the business authorized by its existing or original qualification and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 80. The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the qualification. The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Revival pursuant to 82: The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 81 and 82. This certificate must be executed by the President or Vice President AND Secretary or Assistant Secretary. The undersigned declare that the execution and filing of this certificate has been approved unanimously by the last - appointed surviving directors of the corporation and the unanimous consent has been secured: BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate of Reinstatement/Revival NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89 Reinstatement Revival This form must be accompanied by appropriate fees. page3 of 4 Revised: 1/1/2019

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☐ Reinstatement ☑ Revival

6. Statement of Fact: (Revivals only, select one. Entities under NRS 84 cannot revive)	☐	Revival pursuant to 86.580: The undersigned declare that the limited-liability company desires to revive its charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 86. The undersigned declares that he has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of a majority of the members.
	☐	Revival pursuant to 86: The undersigned declare that the foreign limited-liability company desires to revive its registration and is, or has been, organized and carrying on the business authorized by its existing or original registration and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of NRS 86.5467. The undersigned declares that he/she has obtained approval by written consent of the majority in interest and that this consent was secured.
	☐	Revival pursuant to 87, 87A, 88 or 88A: The undersigned declare that the limited partnership, limited-liability partnership, limited-liability limited partnership or business trust desires to revive its certificate and is, or has been, organized and carrying on the business authorized by its existing or original certificate and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 87, 87A, 88 or 88A The undersigned declares that he/she has been designated or appointed by the general partners, managing partners or trustees to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the general partners or managing partners holding at least a majority of the voting powers.
	☐	Revival pursuant to 89: The undersigned declare that the professional association desires to revive its articles of association and is, or has been, organized and carrying on the business authorized by its existing or original articles of association and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 89. The undersigned declares that he/she has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the holders of a membership interest in the professional association holding at least a majority of voting power.

7. Signatures: (Required)

I declare under the penalty of perjury that the reinstatement/revival has been authorized by a court of competent jurisdiction or by the duly selected manager or managers of the entity or if the entity has no managers, its managing members.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Kareem Mansour	President	06/21/2021
Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, or Authorized Signer	Title	Date

FORM WILL BE RETURNED IF UNSIGNED.

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019